UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	☒

Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-l2

PROCACCIANTI HOTEL REIT, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ATTENTION – ADJOURNMENT NOTICE AND VOTE REQUEST FOR

PROCACCIANTI HOTEL REIT, INC.

NEW MEETING DATE IS JANUARY 19, 2026

Dear Stockholder,

The Annual Meeting of Stockholders for Procaccianti Hotel REIT, Inc. (the “Company”) originally scheduled for December 19, 2025, at 10:00 AM Eastern Time has been adjourned to allow additional time for stockholders to vote as quorum was not reached. The new meeting date is scheduled for January 19, 2026, at 10:00 am Eastern Time.

Our records indicate that we have not received your vote.

At the annual meeting, you will be asked to elect five directors of the Company and to consider and vote upon the Second Amended and Restated Advisory Agreement with Procaccianti Hotel Advisors, LLC, our Advisor. We ask that you cast your vote in advance of the meeting, regardless of your plans to attend.

Please mark, sign, and return the enclosed ballot to submit your vote. You may visit https://web.viewproxy.com/prxk/2025 to review the supporting materials, or place your vote online in lieu of signing and sending the enclosed ballot.

If you prefer to call in your vote, you may speak to a live Proxy Specialist toll free at 1-855-206-1341 between the hours of 9:00am -10:00pm EST, Monday through Friday.

Please vote as soon as possible. Voting will close on January 18, 2026, at 11:59 PM EST.

Thank you,

Procaccianti Hotel REIT, Inc.